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                                                                   EXHIBIT 10.47

[LOGO] VLSI TECHNOLOGY, INC.



 March 21, 1997



John S. Hodgson
82 Jamestown Road
Bernards Township, New Jersey 07920

Re: Offer of Employment

Dear John:

We are happy to make you this offer of employment at VLSI Technology, Inc. under the following terms and conditions:

1. Your title will be Senior Vice President - Worldwide Sales reporting to Rich Beyer.

2. Your base compensation will be $10,770 per pay period, which equals $280,020 annually.

3. The Company will recommend to the Board of Directors that you be granted 125,000 shares of VLSI stock under the Company's Stock Option Plan vesting 25% per year over 4 years, at the Fair Market Value of the stock on the day of approval by the Board of Directors. In your circumstance, however, we will attempt to secure our Compensation Committee's approval for your grant to be approved as of your hire date.

4. You will be eligible to participate in the 1997 Management Incentive Plan effective January 1, 1997. This Plan provides for an annual bonus which is based upon achievement of target annual profit for the Company, annual department or business unit goals and individual performance. Your Management Incentive Bonus target will be 50% of your 1997 earnings.

5. You will be entitled to receive VLSl's benefits made available to all VLSI employees to the full extent of your eligibility. This will include a competitive life insurance, medical and dental plan.



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John S. Hodgson
March 21, 1997
Page Two



6. In accordance with the requirements of the Immigration Reform and Control Act of 1986, you will be required to provide verification of your identity and legal right to work in the United States. This documentation must be presented on your first day of employment.

7. You will receive a one-time employment bonus of $100,000. Should you voluntarily terminate your employment within one year of your start date, you agree to reimburse VLSI the entire amount ($100,000). Should you voluntarily terminate, your employment within two (2) years of your start date, you agree to reimburse VLSI $50,000. You also agree that the company may offset this amount against your final wages to help effect the reimbursement.

8. A "Proprietary Information and Inventions Agreement" will be signed and accepted upon your first day of work.

9. This offer is contingent upon successfully passing VLSl's preemployment drug screen.

10. Nothing in the employment process, this employment offer, or your future employment should be construed as a guarantee of continued employment, but rather, employment with the Company is on an "at will" basis. This means that the employment relationship may be terminated at any time by either the employee or the Company for any reason not expressly prohibited by law. Any written or oral statement to the contrary by a supervisor, corporate officer or other agent of the Company is invalid and should not be relied upon. The temns and conditions of your employment with VLSI may change, but will not affect the "at will" employment relationship between yourself and VLSI.

 11. Please be aware that we are a 100% smoke free environment.

Please sign and date one copy of this letter indicating your acceptance and start date, and return to me at VLSI Technology, Inc., 1109 McKay Drive, MS/26A, San Jose, CA 95131. A return envelope is enclosed for your convenience.

At orientation you will enroll in our benefit plan(s), which will take effect immediately upon your date of hire (the first day you report to work at VLSI). Therefore, it is important that you review the benefit summary and come prepared to make decisions about which benefit plan(s) you elect to participate in. Although you will be asked to choose between various benefit options during orientation, there is a five (5) day "grace period" during which you will be able to make changes to your benefit plan selections. It is also important to bring the birthdates of all of your dependents for this process.



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John S. Hodgson
March 21, 1997
Page Three



We recognize, John, that you have great potential and we are confident you will be a valuable asset to our team. The infusion of new talent and enthusiasm is vital to our status as an industry leader and this offer exhibits our belief in you becoming an important contributor.

Sincerely,

VLSI Technology, Inc.



Art Gemmell
Vice President
Customer Excellence

AJG:db
Enclosures

cc: Rich Beyer

THIS OFFER EXPIRES ONE WEEK FROM THE DATE OF THIS LETTER.



ACCEPT: /s/ JOHN S. HODGSON             DATE:  4-21-97
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START DATE:
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                          [VLSI TECHNOLOGY LETTERHEAD]


March 5, 1998


John S. Hodgson
82 Jamestown Road
Bernards Township, New Jersey 07920

Re: VLSI Offer of Employment Dated March 21, 1997

Dear John:

This will confirm and document the addendum made last year to your original offer letter referenced above:


ADDENDUM TO ITEM 7:
-------------------

Your one time employment bonus is not payable or earned until you have completed 1 year of service with VLSI. Should you voluntarily terminate your employment within one year of your start date, you will not be entitled to this bonus. Should you voluntarily terminate, your employment within two (2) years of your start date, you agree to reimburse VLSI $50,000. You also agree that the company may offset this amount against your final wages to help effect the reimbursement.

Please acknowledge this change where indicated below.

Sincerely,

VLSI Technology, Inc.


Art Gemmell
Vice President
Customer Excellence

AJG:db
cc: Rich Beyer


SIGNATURE: /s/ JOHN S. HODGSON                  DATE:  3/15/98
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